June xx, 2003
                                           FUND PARTICIPATION AGREEMENT

THIS  AGREEMENT,  made  and  entered  into  this  day  of  June  2003  (the  "Agreement")  by  and  among  American
Skandia Life Assurance  Corporation,  organized  under the laws of the State of  Connecticut  (the  "Company"),  on behalf of itself and each  separate  account  of the  Company  named in  Schedule  A to this  Agreement,  as may be amended from time to time (each separate  account  referred to as the "Separate  Account" and  collectively  as the
"Separate  Accounts");  Gartmore Variable Insurance Trust, an open-end management investment company organized as a business  trust  under  the  laws of the  Commonwealth  of  Massachusetts  (the  "Trust");  Gartmore  Global  Asset
Management  Trust, a corporation  organized  under the laws of the State of Delaware and investment  adviser to the
Trust (the "Adviser");  and Gartmore  Distribution  Services,  Inc., a corporation  organized under the laws of the
State of Delaware and principal underwriter/distributor of the Trust (the "Distributor").

WHEREAS,  the Trust  engages  in  business  as an  open-end  diversified,  management  investment  company  and was established  for the purpose of serving as the investment  vehicle for separate  accounts  established for variable life insurance  contracts and variable  annuity  contracts to be offered by insurance  companies which have entered into participation  agreements  substantially similar to this Agreement (the "Participating  Insurance Companies"), except for those agreements between the Trust and Nationwide Insurance or its affiliates, and

WHEREAS,  beneficial  interests in the Trust are divided  into  several  series of shares,  each  representing  the interest in a particular  managed  portfolio of securities and other assets (each, a "Fund" and  collectively,  the
"Funds"); and

WHEREAS,  the Company,  as depositor,  has  established the Separate  Accounts to serve as investment  vehicles for certain  variable  annuity  contracts and variable life insurance  policies and funding  agreements  offered by the
Company set forth on Schedule A (the "Contracts"); and

WHEREAS,  the Separate  Accounts are duly organized,  validly existing  segregated  asset accounts,  established by resolutions of the Board of Directors of the Company under the insurance laws of the State of  Connecticut,  to set aside and invest assets attributable to the Contracts; and

WHEREAS,  to the extent  permitted by applicable  insurance laws and  regulations,  the Company intends to purchase shares of the Funds  named in  Schedule  B, as such  schedule  may be  amended  from time to time (the  "Designated
Funds") on behalf of the Separate Accounts to fund the Contracts; and

WHEREAS,  the Distributor is authorized to sell such shares of the Designated Funds to unit investment  trusts such as the Separate Accounts at net asset value.

NOW,  THEREFORE,  in  consideration  of their  mutual  promises,  the  Company,  the  Trust,  the  Adviser  and the
Distributor agree as follows:

                                          ARTICLE I - SALE OF FUND SHARES
1.1      The  Distributor  agrees to sell to the Company  those  shares of the  Designated  Funds which the Company orders on behalf of each Separate  Account,  executing such orders on a daily basis at the net asset value next  computed  after  receipt and  acceptance by the Trust or its designee of the order for the shares of the Trust.  For  purposes of this  Section  1.1,  the Company will be the designee of the Trust solely for the purpose of  receiving  such  orders from each  Separate  Account  and  receipt by such  designee  will constitute  receipt by the Trust;  provided that the Company  provides the Trust with a purchase  order by
         9:00 a.m.  Eastern Time on the next  following  Business  Day.  "Business  Day" will mean any day on which the New York Stock  Exchange  is open for trading  and on which the Trust  calculates  its net asset value pursuant to the rules of the  Securities and Exchange  Commission  (the  "Commission").  The Trust may net
         the  redemption  requests it receives  from the Company under  Section 1.3 of this  Agreement  against the purchase orders it receives from the Company under this Section 1.1 for each Designated Fund.
1.2      The Company will transmit  payment for shares of any Designated  Fund purchased by 2:00 p.m.  Eastern Time on the same Business Day an order to purchase  shares of the  Designated  Fund is provided to the Trust in accordance  with Section 1.1.  Payment will be made in federal  funds  transmitted  by wire.  Upon receipt by the Trust of the  payment,  such funds  shall cease to be the  responsibility  of the Company and shall become the responsibility of the Trust.
1.3      The Trust agrees to redeem,  upon the Company's  request,  any full or fractional shares of the Designated
         Funds held by the Company,  executing  such requests on a daily basis at the net asset value next computed after  receipt and  acceptance  by the Trust or its designee of the request for  redemption.  For purposes of this  Section  1.3,  the Company  will be the  designee of the Trust solely for receipt of requests for redemption from each Separate  Account and receipt by such designee will constitute  receipt by the Trust;
         provided that the Company  provides the Trust with a redemption  request by 9:00 a.m.  Eastern Time on the next following  Business Day.  Payment will be made in federal funds  transmitted by wire to the Company's account as designated  by the Company in writing from time to time, by 2:00 p.m.  Eastern Time on the same
         Business Day the Trust receives  notice of the redemption  order from the Company.  After  consulting with the Company,  the Trust  reserves the right to delay payment of redemption  proceeds,  but in no event may such payment be delayed longer than the period  permitted  under Section 22(e) of the  Investment  Company
         Act of 1940 (the  "1940  Act").  The Trust  will not bear any  responsibility  whatsoever  for the  proper disbursement  or  crediting  of  redemption  proceeds;  the  Company  alone will be  responsible  for such action.  If a redemption  request is received after 9:00 a.m.  Eastern Time, such redemption  request will be considered to be received on the next  following  Business Day and payment for redeemed  shares will be made on the next following Business Day.
1.4      Each purchase,  redemption,  and exchange order placed by the Company shall be placed  separately for each
         Designated  Fund and shall not be netted with respect to any Designated  Funds.  However,  with respect to payment of the  purchase  price by the Company and of  redemption  proceeds by the Trust,  the Company and the Trust shall net purchase and  redemption  orders  received  under  Section 1.1 and Section 1.3 of this
         Agreement,  respectively,  with respect to each Designated Fund and shall transmit one net payment for all
         Designated Funds.
1.5      The Trust  agrees to make  shares of the  Designated  Funds  available  indefinitely  for  purchase at the applicable net asset value per share by Participating  Insurance  Companies and their separate accounts on those days on which the Trust  calculates  the net asset value of each  Designated  Fund pursuant to rules of the  Commission;  provided,  however,  that the Board of  Trustees  of the Trust (the  "Trustees")  may
         refuse to sell  shares of any  Designated  Fund to any person,  or suspend or  terminate  the  offering of shares of any  Designated  Fund if such  action is  required by law or by  regulatory  authorities  having jurisdiction  or is, in the sole  discretion of the  Trustees,  acting in good faith and in light of their fiduciary  duties under  federal and any  applicable  state laws,  necessary in the best  interests of the shareholders of such Designated Fund.
1.6      The  Trust  and the  Distributor  agree  that  shares  of the  Trust  will be sold  only to  Participating
         Insurance  Companies and their separate  accounts,  qualified  pension and retirement  plans or such other persons as are permitted  under  applicable  provisions of the Internal  Revenue Code of 1986, as amended,
         (the  "Code"),  and  regulations  promulgated  thereunder,  the sale to  which  will  not  impair  the tax treatment  currently  afforded the  Contracts.  No shares of any Fund will be sold directly to the general public.
1.7      The Trust will not sell Trust  shares to any  insurance  company or separate  account  unless an agreement containing  provisions  substantially  the same as those in Articles I, III, V, and VII and Section 2.8 of
         Article II of this Agreement are in effect to govern such sales.
1.8      The Company agrees to purchase and redeem the shares of the  Designated  Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.
1.9      Issuance  and  transfer  of the  shares  of the  Designated  Funds  will  be by  book  entry  only.  Stock certificates  will not be issued to the  Company  or to any  Separate  Account.  Purchase  and  redemption orders for shares of the  Designated  Funds will be recorded  in an  appropriate  title for each  Separate
         Account or the appropriate sub-account of each Separate Account.
1.10     The Trust will  furnish same day notice (by  electronic  means) to the Company of the  declaration  of any income,  dividends or capital gain  distributions  payable on each Designated  Fund's shares.  The Company hereby elects to receive all such income,  dividends and  distributions  as are payable on the Fund shares in the form of  additional  shares of that Fund at the  ex-dividend  date net asset  values.  The  Company reserves the right to revoke this  election upon prior  reasonable  notice to the Trust and to receive all such  dividends and  distributions  in cash.  The Trust will notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.11     The Trust will make the net asset value per share for each  Designated  Fund  available to the Company via electronic  means on a daily basis as soon as reasonably  practical after the net asset value per share is calculated  and will use its best  efforts to make such net asset  value per share  available  by 6:30 pm,
         Eastern Time,  each Business Day. If the Trust provides the Company  materially  incorrect net asset value per share  information (as determined under SEC  guidelines),  the Company and the Trust shall be entitled to an  adjustment  to the number of shares  purchased  or  redeemed to reflect the correct net asset value per share.  Any material error in the  calculation or reporting of net asset value per share,  dividend or capital gain information shall be reported to the Company upon discovery by the Trust.

                                    ARTICLE II - REPRESENTATIONS AND WARRANTIES
2.1      The Company  represents  and warrants that the Contracts  are or will be registered  under the  Securities
         Act of 1933 (the "1933 Act"), or are exempt from registration  thereunder,  and that the Contracts will be issued  and  sold in  compliance  with  all  applicable  federal  and  state  laws.  The  Company  further represents  and warrants  that:  (i) it is an insurance  company duly organized and in good standing under applicable law; (ii) it has legally and validly  established  each Separate  Account as a separate account under Section 38a-433 of the General  Statutes of Connecticut;  (iii) each Separate  Account is or will be registered  as a unit  investment  trust in accordance  with the  provisions of the 1940 Act to serve as a segregated investment account for the Contracts,  or is exempt from registration  thereunder;  and (iv) it will maintain such  registration  for so long as any  Contracts  are  outstanding.  The Company will amend each  registration  statement  under the 1933 Act for the Contracts and the  registration  statement under the 1940 Act for the  Separate  Accounts  from time to time as required in order to effect the  continuous offering of the  Contracts or as may  otherwise be required by  applicable  law. The Company will register and qualify the Contracts for sale in accordance  with the securities  laws of the various states only if, and to the extent, deemed necessary by the Company.
2.2      Subject to the Trust's  representations  in Article III,  the Company  represents  and  warrants  that the
         Contracts  are  currently  and at the time of issuance  will be treated as annuity  contracts  and/or life insurance  policies (as  applicable)  under  applicable  provisions of the Code, and that it will maintain such  treatment  and  that it will  notify  the  Trust  and the  Distributor  immediately  upon  having  a reasonable  basis for believing  that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.3      The Company  represents  and warrants  that it will not  purchase  shares of the  Designated  Fund(s) with assets derived from  tax-qualified  retirement plans except,  indirectly,  through Contracts  purchased in connection with such plans.
2.4      The Trust  represents and warrants that shares of the  Designated  Fund(s) sold pursuant to this Agreement will be registered  under the 1933 Act and duly  authorized for issuance in accordance with applicable law and that the Trust is and will  remain  registered  as an  open-end,  diversified,  management  investment company  under  the 1940 Act for as long as such  shares of the  Designated  Fund(s)  are sold.  The Trust will amend the  registration  statement  for its  shares  under the 1933 Act and the 1940 Act from time to time as required in order to effect the  continuous  offering of its shares.  The Trust will  register and qualify the shares of the  Designated  Fund(s) for sale in accordance  with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.
2.5      The Trust  represents  that it will use its best  efforts to comply with any  applicable  state  insurance laws or regulations  as they may apply to the  investment  objectives,  policies and  restrictions  of the
         Designated  Funds, to the extent  specifically  requested in writing by the Company and to the extent that compliance with such laws will not materially  interfere with the Trust's daily  operations and investment activities.  If the Trust cannot  reasonably  comply with such state  insurance  laws or  regulations,  it will so notify the Company in writing.  The Trust makes no other  representation  as to whether any aspect of its operations  (including,  but not limited to, fees and expenses,  and investment  policies) complies with the insurance  laws or  regulations of any state.  The Company  represents  that it will use its best efforts  to  notify  the  Trust of any  restrictions  imposed  by state  insurance  laws  that may  become applicable  to the Trust as a result of the  Separate  Accounts'  investments  therein.  The Trust and the
         Adviser  agree that they will  furnish the  information  reasonably  required by state  insurance  laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.
2.6      The Trust  represents  and warrants that, to the extent that it decides to finance  distribution  expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust  undertakes to have the Trustees,  a majority of whom are not  "interested"  persons of the Trust,  formulate  and  approve any plan under Rule 12b-1 to finance distribution  expenses.  The Trust  shall  notify the  Company  immediately  upon  determining  to finance distribution expenses pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act.
2.7      The  Trust  represents  that  it is  lawfully  organized  and  validly  existing  under  the  laws  of the
         Commonweath of  Massachusetts  and that it does and will comply in all material  respects with  applicable provisions of the 1940 Act.
2.8      The Trust  represents and warrants that all of its trustees,  officers,  employees,  investment  advisers, and  other  individuals/entities  having  access  to the  funds  and/or  securities  of the  Trust are and continue to be at all times  covered by a blanket  fidelity  bond or similar  coverage  for the benefit of the Trust in an amount not less than the  minimal  coverage  as  required  currently  by Rule 17g-1 of the
         1940 Act or related  provisions  as may be  promulgated  from time to time.  The  aforesaid  bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
2.9      The Company represents and warrants that all of its directors,  officers, employees,  investment advisers, and other  individuals/entities  employed by the Company  dealing with the money and/or  securities of the
         Separate  Accounts are covered by a blanket  fidelity bond or similar  coverage in an amount not less than
         $5  million.  The  aforesaid  bond  includes  coverage  for larceny  and  embezzlement  and is issued by a reputable  bonding  company.  The  Company  agrees to hold for the  benefit of the Trust and to pay to the
         Trust any amounts lost from larceny,  embezzlement  or other events  covered by the aforesaid  bond to the extent such amounts derive from  activities  described in this  Agreement.  The Company agrees to make all reasonable  efforts  to see that  this bond or  another  bond  containing  these  provisions  is always in effect, and agrees to notify the Trust in the event that such coverage no longer applies.
2.10     The Adviser  represents and warrants that:  (i) it is duly  registered as an investment  adviser under the
         Investment  Advisers  Act of 1940,  as  amended,  and will  remain duly  registered  under all  applicable federal and state  securities  laws;  and (ii) it will perform its  obligations to the Trust in accordance in all  material  respects  with the laws of the  State of  Massachusetts  and any  applicable  state  and federal securities laws.
2.11     The  Distributor  represents  and  warrants  that it:  (i) is  registered  as a  broker-dealer  under  the
         Securities  and Exchange Act of 1934,  as amended (the "1934 Act") and will remain duly  registered  under all  applicable  federal and state  securities  laws;  (ii) is a member in good  standing of the  National
         Association of Securities Dealers,  Inc. ("NASD");  (iii) serves as principal  underwriter/distributor  of the Trust;  and (iv) will perform its  obligations  for the Trust in accordance  in all material  respects with the laws of the State of Delawareand any applicable state and federal securities laws.

                                           ARTICLE III - FUND COMPLIANCE
3.1      The Trust, the Adviser and the Distributor  acknowledge  that any failure (whether  intentional or in good faith or otherwise) of any  Designated  Fund to comply with the  requirements  of Subchapter M of the Code or the  diversification  requirements  of Section 817(h) of the Code may result in the Contracts not being treated as variable  contracts for federal income tax purposes,  which would have adverse tax consequences for Contract  owners and could also adversely  affect the Company's  corporate tax  liability.  The Trust, the Adviser and the  Distributor  further  acknowledge  that any failure of any Designated Fund may result in costs and expenses being incurred by the Company in obtaining  whatever  regulatory  authorizations are required to substitute  shares of another  investment  company for those of the failed  Designated Fund or as well as fees and  expenses of legal  counsel and other  advisors to the Company and any federal  income taxes,  interest  or tax  penalties  incurred by the Company in  connection  with any such  failure of any
         Designated Fund.
3.2      The Trust  represents  and  warrants  that each  Designated  Fund is  currently  qualified  as a Regulated
         Investment Company under Subchapter M of the Code, and the Trust will maintain such  qualification  (under
         Subchapter  M or any  successor  or  similar  provision)  and that  the  Trust  will  notify  the  Company immediately  upon having a reasonable  basis for believing that a Designated Fund has ceased to so qualify or that such Designated Fund might not so qualify in the future.
3.3      The Trust  represents  that it will at all times  invest  money from the  Contracts in such a manner as to ensure  that the  Contracts  will be  treated as  variable  contracts  under the Code and the  regulations issued  thereunder;  including,  but not limited to, that each  Designated  Fund will at all times  comply with Section 817(h) of the Code and Treasury  Regulation  1.817-5,  as amended from time to time, relating to the diversification  requirements for variable annuity,  endowment,  or life insurance  contracts,  and with Section  817(d) of the Code,  relating to the definition of a variable  contract,  and any amendments or other  modifications  to such  Section or  Regulation.  The Trust will notify the  Company  immediately upon having a reasonable  basis for believing  that the Trust or a Designated  Fund  thereunder has ceased to comply with the  diversification  requirements or that the Trust or a Designated Fund thereunder  might not  comply  with the  diversification  requirements  in the  future.  In the  event  of a breach  of this representation  by the Trust,  it will take all  reasonable  steps to  adequately  diversify  the affected
         Designated  Fund so as to achieve  compliance  within the grace  period  afforded by  Treasury  Regulation
         1.817-5.

                               ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS; VOTING
4.1      The  Trust  or the  Distributor  will  provide  the  Company  with as many  copies  of the  current  Trust prospectus and any supplements  thereto for the Designated  Fund(s) as the Company may reasonably  request for  distribution  to Contract  owners at the time of Contract  fulfillment  and  confirmation.  The Trust will also provide as many copies of said  prospectus as necessary for  distribution  to existing  Contract owners.  The Trust will provide the copies of said  prospectus  to the Company or to its mailing agent for distribution.  To the extent that the  Designated  Fund(s) are one or more of several  Funds of the Trust, the Trust is obligated  to provide the Company only with  disclosure  related to the  Designated  Fund(s).
         If  requested  by  the  Company,  in  lieu  thereof,  the  Trust  or the  Distributor  will  provide  such documentation,  including a final copy of a current  prospectus set in type or  camera-ready or electronic format,  and other  assistance as is reasonably  necessary in order for the Company at least  annually (or more  frequently if the Trust  prospectus is amended more  frequently)  to have the new prospectus for the
         Contracts  and the Trust's new  prospectus  printed  together.  The Trust or the  Distributor  will,  upon request,  provide  the  Company  with a  copy  of the  Trust's  prospectus  through  electronic  means  to facilitate the Company's efforts to provide Trust prospectuses via electronic delivery.
4.2      The Trust's  prospectus will state that the Statement of Additional  Information (the "SAI") for the Trust
         is available and will disclose how investors can obtain the SAI.
4.3      The Trust,  at its  expense,  will  provide  the  Company or its  mailing  agent with  copies of its proxy material,  if any,  with respect to the  Designated  Funds,  reports to  shareholders/Contract  owners and other  communications  to  shareholders/  Contract  owners in such quantity as the Company will reasonably require.  The Company will distribute this proxy material,  reports and other  communications  to existing
         Contract owners and will bill the Trust for the reasonable cost of such distribution.
4.4      If and to the extent required by law, the Company will:
         (a)      solicit voting instructions from Contract owners;
         (b)      vote the  shares  of the  Designated  Funds  held in the  Separate  Account  in  accordance  with instructions received from Contract owners; and
         (c)      vote  shares  of  the  Designated  Funds  held  in the  Separate  Account  for  which  no  timely instructions  have been  received in the same  proportion as shares of such  Designated  Fund for which instructions have been received from the Company's Contract owners, so long as and to the  extent  that  the  Commission  continues  to  interpret  the  1940  Act to  require pass-through  voting  privileges  for variable  Contract  owners.  The Company  reserves the right to vote shares of the  Designated  Funds held in any  segregated  asset  account  in its own right,  to the extent permitted by law. The Company will be responsible  for assuring that the Separate  Accounts  participating in the Trust calculate voting  privileges in a manner  consistent with all legal  requirements,  including the Proxy Voting  Procedures set forth in Schedule C and the Mixed and Shared Funding Order,  as described in Section 7.1.
4.5      The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders.

                                    ARTICLE V - SALES MATERIAL AND INFORMATION
5.1      The Company will furnish,  or will cause to be furnished,  to the Trust or the Distributor,  each piece of sales  literature or other  promotional  material in which the Trust,  the Adviser or the  Distributor  is named,  at least ten (10)  business  days prior to its use. No such  material will be used if the Trust or the  Distributor  reasonably  objects  to such use within  five (5)  business  days after  receipt of such material or to its continued use.
5.2      The Company will not give any  information  or make any  representations  or  statements  on behalf of the
         Trust or concerning the Trust in connection  with the sale of the Contracts  other than the information or representations  contained in the registration  statement,  prospectus or SAI for shares of the Designated
         Funds, as such  registration  statement,  prospectus and SAI may be amended or  supplemented  from time to time,  or in reports or proxy  statements  for the  Designated  Funds,  or in  published  reports  for the
         Designated  Funds which are in the public domain or approved by the Trust,  the Adviser or the Distributor for  distribution,  or in sales  literature or other  material  provided by the Trust,  the Adviser or the
         Distributor,  except  with  permission  of the Trust,  the  Adviser  or the  Distributor.  The Trust,  the
         Adviser or the Distributor agree to respond to any request for approval on a prompt and timely basis.
5.3      The Trust, the Adviser or the Distributor will furnish,  or will cause to be furnished,  to the Company or its designee,  each piece of sales  literature or other  promotional  material in which the Company or its separate  account is named,  at least ten (10)  business  days prior to its use. No such  material will be used if the Company  reasonably  objects to such use within five (5) business  days after  receipt of such material or to its continued use.
5.4      The Trust,  the Adviser or the Distributor  will not give any information or make any  representations  or statements on behalf of the Company or concerning  the Company,  each Separate  Account,  or the Contracts other than the information or  representations  contained in a registration  statement,  prospectus or SAI for the Contracts,  as such  registration  statement,  prospectus  and SAI may be amended or  supplemented from time to time,  or in published  reports for each Separate  Account or the Contracts  which are in the public domain or approved by the Company for  distribution to Contract  owners,  or in sales literature or other  material  provided by the Company,  except with  permission of the Company.  The Company  agrees to respond to any request for approval on a prompt and timely basis.
5.5      The  Trust  will  provide  to the  Company  at least one  complete  copy of all  registration  statements, prospectuses,  SAIs,  reports,  proxy  statements,  sales  literature  and  other  promotional  materials, applications  for  exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Trust or shares of the  Designated  Funds,  within a  reasonable  time after  filing of each such document with the Commission or the NASD.
5.6      The  Company  will  provide  to the  Trust at least  one  complete  copy of all  definitive  prospectuses, definitive SAI,  reports,  solicitations for voting  instructions,  sales literature and other promotional materials,  applications for exemptions,  requests for no action letters, and all amendments to any of the above,  that relate to the Contracts or each Separate Account,  contemporaneously  with the filing of each such document with the  Commission or the NASD (except that with respect to  post-effective  amendments to such  prospectuses and SAIs and sales  literature and promotional  material,  only those  prospectuses and
         SAIs  and  sales  literature  and  promotional  material  that  relate  to or  refer  to the  Trust or the
         Designated  Funds will be  provided.)  In  addition,  the Company  will  provide to the Trust at least one complete copy of (i) a  registration  statement  that relates to the  Contracts or each Separate  Account, containing  representative and relevant disclosure  concerning the Trust or the Designated Funds; and (ii)
         any post-effective  amendments to any registration  statements  relating to the Contracts or such Separate
         Account that refer to or relate to the Trust or the Designated Funds.
5.7      For purposes of this Article V, the phrase "sales  literature  or other  promotional  material"  includes, but is not limited to,  advertisements  (such as material published,  or designed for use in, a newspaper, magazine, or other periodical,  radio, television,  telephone or tape recording,  videotape display, signs or billboards,  motion pictures,  or other public media,  (i.e.,  on-line networks such as the Internet or
                                                                    ----
         other  electronic  messages)),  sales  literature  (i.e.,  any written  communication  distributed or made
                                                             ----
         generally available to customers or the public, including brochures,  circulars,  research reports, market letters, form letters,  seminar texts, reprints or excerpts of any other advertisement,  sales literature, or published  article),  educational  or training  materials or other  communications  distributed or made generally  available to some or all agents or  employees,  registration  statements,  prospectuses,  SAIs, shareholder  reports,  and proxy  materials  and any  other  material  constituting  sales  literature  or advertising under the NASD Conduct Rules, the 1933 Act or the 1940 Act.
5.8      The Trust,  the  Adviser  and the  Distributor  hereby  consent to the  Company's  use of the names of the
         Gartmore Variable  Insurance Trust,  Gartmore Global Asset Management Trust,  Gartmore Global Partners and
         Gartmore  Distribution  Services,  Inc. as well as the names of the Designated Funds set forth in Schedule
         B of this Agreement,  in connection with marketing the Contracts,  subject to the terms of Sections 5.1 or
         5.2 of this  Agreement.  The Trust,  the  Adviser  and the  Distributor  hereby  consent to the use of any trademark,  trade name,  service mark or logo used by the Trust, the Adviser and the Distributor,  subject to the  Trust's,  the  Adviser's  and/or the  Distributor's  approval of such use and in  accordance  with reasonable  requirements of the Trust,  the Adviser or the  Distributor.  Such consent will terminate with the  termination of this  Agreement.  The Company agrees and  acknowledges  that either of the Trust,  the
         Adviser or the Distributor  are the owner of the name,  trademark,  trade name,  service mark and logo and that all use of any  designation  comprised  in  whole  or in part of the  name,  trademark,  trade  name, service mark and logo under this  Agreement  shall inure to the benefit of the Trust,  Adviser  and/or the
         Distributor.
5.9      The  Trust,  the  Adviser,  the  Distributor  and the  Company  agree to adopt  and  implement  procedures reasonably  designed to ensure that  information  concerning  the Company,  the Trust,  the Adviser or the
         Distributor,  respectively,  and their respective affiliated  companies,  that is intended for use only by brokers or agents  selling the  Contracts  (i.e.  information  that is not  intended for  distribution  to
         Contract  owners or prospective  Contract  owners) and is properly marked as "Not For Use With The Public"
         or "For Broker-Dealer Use Only" and that such information is only so used.

                                      ARTICLES VI - FEES, COSTS AND EXPENSES
6.1      Each party shall,  in accordance with the allocation of expenses  specified in this  Agreement,  reimburse the other  party(ies)  for  expenses  initially  paid by one party but  allocated  to  another  party.  In addition,  nothing  herein  shall  prevent  the  parties  hereto  from  otherwise  agreeing to perform and arranging for appropriate  compensation for (i) for distribution and shareholder-related  services under a plan  adopted in  accordance  with Rule 12b-1 under the 1940 Act;  and  (ii) other  services  that are not primarily  intended  to result  in the sale of  shares of the  Designated  Funds,  which are  provided  to
         Contract owners relating to the Designated Funds.
6.2      All  expenses  incident to  performance  by the Trust of this  Agreement  will be paid by the Trust or the
         Distributor  to the extent  permitted by law. All shares of the Designated  Funds will be duly  authorized for  issuance  and  registered  in  accordance  with  applicable  federal  law and,  to the extent  deemed advisable by the Trust, in accordance  with  applicable  state law, prior to sale. The Trust will bear the expenses  for the  cost of  registration  and  qualification  of the  Trust's  shares,  including  without limitation,  the  preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Trust and payment of all  applicable  registration  or filing  fees (if  applicable)  with  respect to shares of the Trust;  preparation and filing of the Trust's  prospectus,  SAI and registration  statement, proxy  materials  and  reports;  typesetting  the  Trust's  prospectus;  typesetting  and  printing  proxy materials  and  reports to  Contract  owners  (including  the costs of  printing a Trust  prospectus  that constitutes an annual report);  the  preparation of all statements and notices  required by any federal or state law;  all taxes on the  issuance or transfer of the Trust's  shares;  any  expenses  permitted to be paid or assumed by the Trust  pursuant to a plan,  if any,  under Rule 12b-1 under the 1940 Act; and other costs  associated  with  preparation  and printing of  prospectuses  and SAIs for the Designated  Funds in electronic or typeset format for distribution to Contract Owners.
6.3      The Company shall bear all expenses  associated with the  registration,  qualification,  and filing of the
         Contracts under applicable federal  securities and state insurance laws; the cost of preparing,  printing, and  distributing  the  Contracts'  prospectus and SAI; and the cost of printing and  distributing  annual individual account statements for Contract owners are required by state law.

                                    ARTICLE VII - MIXED & SHARED FUNDING RELIEF
7.1      The  Trust  represents  and  warrants  that  it  has  received  an  order  from  the  Commission  granting
         Participating  Insurance  Companies and variable  annuity  separate  accounts and variable life  insurance separate  accounts relief from the provisions of Sections 9(a),  13(a),  15(a),  and 15(b) of the 1940 Act
         and Rules  6e-2(b)(15)  and  6e-3(T)(b)(15)  thereunder,  to the extent  necessary to permit shares of the
         Trust to be sold to and held by variable  annuity separate  accounts and variable life insurance  separate accounts of both affiliated and unaffiliated  Participating  Insurance Companies and qualified pension and retirement plans outside of the separate  account context (the "Mixed and Shared Funding  Order").  If and to the extent that the Trust engages in Mixed and Shared funding as  contemplated  by the Mixed and Shared
         Funding Order,  this Article VII shall apply.  To that end, the parties to this  Agreement  agree that the conditions  or  undertakings  specified in the Mixed and Shared  Funding  Order and that may be imposed on the Company,  the Trust and/or the Adviser by virtue of the receipt of such order by the Commission,  will be  incorporated  herein  by  reference,  and such  parties  agree to  comply  with  such  conditions  and undertakings to the extent applicable to each such party.
7.2      The Trustees will monitor the Trust for the existence of any material  irreconcilable  conflict  among the interests  of  the  Contract  owners  of  all  separate  accounts  investing  in  the  Trust.  A  material irreconcilable conflict may arise for a variety of reasons,  including,  but not limited to: (a) an action by any state insurance regulatory authority;  (b) a change in applicable federal or state insurance,  tax,
         or  securities  laws  or  regulations,   or  a  public  ruling,   private  letter  ruling,   no-action  or
         interpretative  letter,  or any similar action by insurance,  tax, or securities  regulatory  authorities;
         (c) an  administrative  or  judicial  decision  in any  relevant  proceeding;  (d) the manner in which the investments  of any Fund are being  managed;  (e) a difference  in voting  instructions  given by variable annuity contract owners,  variable life insurance  contract owners,  and trustees of qualified  pension or retirement  plans;  (f)  a  decision  by  a  Participating  Insurance  Company  to  disregard  the  voting instructions of Contract  owners;  or (g) if applicable,  a decision by a qualified  pension or retirement plan to disregard the voting  instructions  of plan  participants.  The Trustees will promptly  inform the
         Company if it determines that a material  irreconcilable  conflict exists and the implications  thereof. A majority of the Trustees will consist of persons who are not "interested" persons of the Trust.
7.3      The  Company  will  promptly  report  any  potential  or  existing  conflicts  of which it is aware to the
         Trustees.  The Company  agrees to assist the  Trustees in carrying  out their  responsibilities  under the
         Mixed and Shared  Funding  Order by  promptly  providing  the  Trustees  with all  information  reasonably necessary  for the  Trustees to  consider  any issues  raised.  This  includes,  but is not limited to, an obligation  by the  Company to inform  the  Trustees  whenever  Contract  owner  voting  instructions  are disregarded.  The Board will record in its minutes or other appropriate  records,  all reports received by it and all action with regard to a conflict.
7.4      If it is  determined  by a majority of the Trustees,  or a majority of the  disinterested  Trustees of the
         Board,  that a material  irreconcilable  conflict exists,  the Company and other  Participating  Insurance
         Companies  will, at their expense and to the extent  reasonably  practicable  (as determined by a majority of the  disinterested  Trustees),  take  whatever  steps are necessary to remedy or eliminate the material irreconcilable  conflict, up to and including:  (a) withdrawing the assets allocable to some or all of the
         Separate  Accounts from the relevant Fund and reinvesting  such assets in a different  investment  medium, including  another Fund, or in the case of insurance company  participants,  submitting the question as to whether  such  segregation  should be  implemented  by a vote of all  affected  Contract  owners  and,  as appropriate,  segregating the assets of any appropriate  group (i.e.,  variable annuity Contract owners or
                                                                         ----
         variable life insurance  Contract owners of one or more Participating  Insurance  Companies) that votes in favor of such  segregation,  or  offering  to the  affected  Contract  owners the option of making  such a change; and (b) establishing a new registered management investment company or managed separate account.
7.5      If the Company's  disregard of voting  instructions  could  conflict  with the majority of Contract  owner voting  instructions,  and the  Company's  judgment  represents  a minority  position or would  preclude a majority vote, the Company may be required,  at the Trust's election,  to withdraw the Separate  Account's investment  in the Trust and  terminate  this  Agreement  with respect to such  Separate  Account,  and no charge or penalty will be imposed as a result of such  withdrawal.  Any such  withdrawal  and  termination must take  place  within  six (6)  months  after  written  notice is given  that this  provision  is being implemented  subject to applicable law but in any event  consistent with the terms of the Mixed and Shared
         Funding  Order.  Until such  withdrawal and  termination is  implemented,  the  Distributor  and the Trust shall  continue to accept and  implement  orders by the Company for the purchase and  redemption of shares of the Trust.
7.6      If a  particular  state  insurance  regulator's  decision  applicable  to the Company  conflicts  with the majority of other state  insurance  regulators,  then the Company will  withdraw  the  Separate  Account's investment in the Trust and terminate  this Agreement  with respect to such Separate  Account,  subject to applicable law but in any event  consistent  with the terms of the Mixed and Shared  Funding Order.  Until such  withdrawal and  termination is  implemented,  the Distributor and the Trust shall continue to accept and  implement  orders by the  Company  for the  purchase  and  redemption  of shares of the  Trust.  Such
         withdrawal  and  termination  shall  be  limited  to  the  extent  required  by  the  foregoing   material
         irreconcilable conflict as determined by a majority of the disinterested Trustees.
7.7      For  purposes of Sections  7.4 through 7.7 of this  Agreement,  a majority of the  disinterested  Trustees will determine whether any proposed action adequately remedies any material  irreconcilable  conflict, but in no event will the Trust be required to establish a new funding  medium for the  Contracts.  The Company will not be required by Section 7.4 to  establish a new funding  medium for the  Contracts  if an offer to do so has been  declined by vote of a majority of Contract  owners  materially  adversely  affected by the material irreconcilable conflict.
7.8      The  Company  will at least  annually  submit to the  Trustees  such  reports,  materials,  or data as the
         Trustees  may  reasonably  request so that the  Trustees  may fully carry out the duties  imposed upon the
         Trustees by the Mixed and Shared  Funding  Order,  and said reports,  materials and data will be submitted more frequently if deemed appropriate by the Trustees.
7.9      If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended,  or Rule 6e-3(T) is adopted,  to provide relief from any  provision of the 1940 Act or the rules  promulgated  thereunder  with respect to mixed or shared  funding  (as defined in the Mixed and Shared  Funding  Order) on terms and  conditions  materially different from those  contained in the Mixed and Shared Funding  Order,  the Trust and/or the Company,  as
         appropriate,  will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T),  as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                          ARTICLE VIII - INDEMNIFICATION
8.1      Indemnification by the Company
         (a)      The Company agrees to indemnify and hold harmless the Trust, the Adviser,  the  Distributor,  and each of the Trust's or the  Adviser's  or the  Distributor's  directors,  officers,  employees or agents and each  person,  if any, who controls or is  associated  with the Trust,  the Adviser or
                  the   Distributor   within  the  meaning  of  such  terms  under  the  federal   securities  laws
                  (collectively,  the  "Indemnified  Parties" for purposes of this Section 8.1) against any and all losses,  claims,  damages,  liabilities  (including  amounts paid in settlement  with the written consent of the Company),  or actions in respect  thereof  (including  reasonable  legal and other expenses),  to which the  Indemnified  Parties may become subject under any statute,  regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses
                  (or litigation in respect thereof) or settlements:
                  (1)      arise out of or are based upon any untrue  statements  or alleged  untrue  statements of any material fact  contained in the  registration  statement,  prospectus or SAI for the
                           Contracts  or  contained  in the  Contracts  or sales  literature  or other  promotional material for the Contracts  (or any  amendment or  supplement to any of the  foregoing), or arise  out of or are  based  upon  the  omission  or the  alleged  omission  to state therein a material fact required to be stated or necessary to make such  statements  not misleading  in light of the  circumstances  in which they were made;  provided that this agreement to indemnify will not apply as to any  Indemnified  Party if such statement or omission  of such  alleged  statement  or  omission  was  made in  reliance  upon and in conformity with  information  furnished to the Company by or on behalf of the Trust, the
                           Adviser,  or the Distributor for use in the  registration  statement,  prospectus or SAI for  the  Contracts  or in the  Contracts  or  sales  literature  (or any  amendment  or supplement)  or otherwise for use in connection  with the sale of the Contracts or Trust shares ; or
                  (2)      arise  out of or as a result of  statements  or  representations  by or on behalf of the
                           Company (other than statements or  representations  contained in the Trust  registration statement,  prospectus,  SAI or sales  literature or other  promotional  material of the
                           Trust,  or any amendment or supplement to the foregoing,  not supplied by the Company or persons  under its  control)  or wrongful  conduct of the  Company or persons  under its control, with respect to the sale or distribution of the Contracts or Trust shares ; or
                  (3)      arise out of any  untrue  statement  or alleged  untrue  statement  of a  material  fact contained in the Trust registration  statement,  prospectus,  SAI or sales literature or other  promotional  material of the Trust (or any  amendment or  supplement  thereto) or the  omission  or alleged  omission  to state  therein a material  fact  required  to be stated  therein or  necessary to make such  statements  not  misleading  in light of the circumstances  in which they were made,  if such a  statement  or  omission  was made in reliance  upon  and in  conformity  with  information  furnished  to the  Trust by or on behalf of the Company or persons under its control; or
                  (4)      arise as a result of any  failure by the Company to provide  the  services,  furnish the materials or to make any payments under the terms of this Agreement; or
                  (5)      arise out of any  material  breach of any  representation  and/or  warranty  made by the
                           Company in this  Agreement or arise out of or result from any other  material  breach by the Company of this Agreement;
                  except to the extent provided in Sections  8.1(b) and 8.4 hereof.  This  indemnification  will be in addition to any liability that the Company otherwise may have.

         (b)      No party will be entitled to  indemnification  under Section 8.1(a) if such loss, claim,  damage, liability or  litigation  is due to the willful  misfeasance,  bad faith,  gross  negligence,  or reckless  disregard  in the  performance  of such  party's  duties  and  obligations  under  this
                  Agreement.
         (c)      The Indemnified  Parties  promptly will notify the Company of the commencement of any litigation, proceedings,  complaints or litigation by regulatory  authorities against them in connection with the issuance or sale of shares of the  Designated  Funds or the Contracts or the operation of the
                  Trust.
8.2      Indemnification by the Adviser & Distributor
         (a)      The Adviser and  Distributor  agree to  indemnify  and hold  harmless the Company and each of its directors,  officers,  employees or agents and each person, if any, who controls or is associated
                  with  the  Company  within  the  meaning  of  such  terms  under  the  federal   securities  laws
                  (collectively,  the  "Indemnified  Parties" for purposes of this Section 8.2) against any and all losses,  claims,  damages,  liabilities  (including  amounts paid in settlement  with the written consent of the Adviser and Distributor),  or litigation in respect thereof (including  reasonable legal  and  other  expenses)  to which the  Indemnified  Parties  may  become  subject  under any statute,  regulation,  at common law or  otherwise,  insofar  as such  losses,  claims,  damages, liabilities or expenses (or litigation in respect thereof) or settlements:
                  (1)      arise out of or are based upon any untrue  statement or alleged untrue  statement of any material fact contained in the registration  statement,  prospectus or SAI for the Trust or sales literature or other promotional  material  generated or approved by the Adviser or the  Distributor  on behalf of the Trust (or any  amendment or  supplement  to any of the foregoing),  or arise out of or are based upon the omission or the alleged  omission to state  therein a  material  fact  required  to be stated  or  necessary  to make such statements  not  misleading  in light of the  circumstances  in which  they  were  made;
                           provided that this  agreement to indemnify  will not apply as to any  Indemnified  Party if such  statement  or  omission  of such  alleged  statement  or  omission  was made in reliance upon and in conformity  with  information  furnished to the Adviser or Trust by or on behalf of the Company for use in the  registration  statement,  prospectus  or SAI for the  Trust or in sales  literature  generated  or  approved  by the  Adviser  or the
                           Distributor  on  behalf  of the  Trust  (or any  amendment  or  supplement  thereto)  or otherwise for use in connection with the sale of the Contracts or Trust shares; or
                  (2)      arise out of or as a result of statements or  representations  (other than statements or representations  contained in the  Contracts  or in the  Contract or Trust  registration statements,  prospectuses  or statements of additional  information or sales  literature or other  promotional  material for the  Contracts or of the Trust,  or any amendment or supplement to the foregoing,  not supplied by the Adviser or the  Distributor or persons under the control of the Adviser or the Distributor  respectively)  or wrongful  conduct of the  Adviser or the  Distributor  or persons  under the control of the Adviser or the
                           Distributor  respectively,  with respect to the sale or distribution of the Contracts or
                           Trust shares; or
                  (3)      arise out of any  untrue  statement  or alleged  untrue  statement  of a  material  fact contained in a  registration  statement,  prospectus,  SAI or sales  literature or other promotional  material  covering the Contracts (or any amendment or supplement  thereto), or the  omission or alleged  omission to state  therein a material  fact  required to be stated or necessary to make such  statement or  statements  not  misleading  in light of the  circumstances  in which they were made,  if such  statement or omission was made in reliance  upon and in  conformity  with  information  furnished  to the Company by or on behalf of the  Adviser or the  Distributor  or persons  under the control of the Adviser or the Distributor; or
                  (4)      arise as a result of any  failure by the  Adviser  or the  Distributor  to  provide  the services and furnish the materials under the terms of this Agreement; or
                  (5)      arise out of or result from any material  breach of any  representation  and/or warranty made by the  Adviser or the  Distributor  in this  Agreement,  or arise out of or result from any other  material  breach of this  Agreement  by the  Adviser or the  Distributor
                           (including  a failure,  whether  intentional  or in good faith or  otherwise,  to comply with the  requirements  of  Subchapter M of the Code  specified in Article III,  Section
                           3.2 of this  Agreement and the  diversification  requirements  specified in Article III,
                           Section 3.3 of this Agreement, as described more fully in Section 8.5 below);
                  except to the extent provided in Sections  8.2(b) and 8.4 hereof.  This  indemnification  will be in addition to any liability that the Adviser or Distributor otherwise may have.

(b)      No party will be entitled to indemnification  under Section 8.2(a) if such loss, claim, damage,  liability or  litigation  is due to the  willful  misfeasance,  bad faith,  gross  negligence,  or reckless disregard in the performance of such party's duties and obligations under this Agreement.

         (c)      The   Indemnified   Parties  will  promptly  notify  the  Adviser  and  the  Distributor  of  the commencement of any litigation,  proceedings,  complaints or litigation by regulatory authorities against them in  connection  with the issuance or sale of the  Contracts or the  operation of the
                  Separate Account.
8.3      Indemnification by the Trust
         (a)      The  Trust  agrees  to  indemnify  and hold  harmless  the  Company  and  each of its  directors, officers,  employees or agents and each person,  if any, who controls or is  associated  with the
                  Company within the meaning of such terms under the federal  securities  laws  (collectively,  the
                  "Indemnified  Parties" for  purposes of this  Section  8.3)  against any and all losses,  claims, damages,  liabilities  (including  amounts  paid in  settlement  with the written  consent of the
                  Trust),  or litigation in respect  thereof  (including  reasonable  legal and other  expenses) to which the  Indemnified  Parties may become subject under any statute,  regulation,  at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Trust and:
                  (1)      arise as a result of any  failure by the Trust to provide the  services  and furnish the materials under the terms of this Agreement; or
                  (2)      arise out of or result from any material  breach of any  representation  and/or warranty made by the Trust in this  Agreement  or arise out of or result from any other  material breach of this Agreement by the Trust  (including a failure,  whether  intentional or in good faith or  otherwise,  to comply with the  requirements  of Subchapter M of the Code specified  in  Article  III,  Section  3.2 of this  Agreement  and  the  diversification requirements  specified in Article III,  Section 3.3 of this Agreement as described more fully in Section 8.5 below); or
                  (3)      arise  out of or  result  from the  materially  incorrect  or  untimely  calculation  or reporting of daily net asset value per share or dividend or capital gain distribution;
                  except to the extent provided in Sections  8.3(b) and 8.4 hereof.  This  indemnification  will be in addition to any liability that the Trust otherwise may have.

         (b)      No party will be entitled to  indemnification  under Section 8.3(a) if such loss, claim,  damage, liability or  litigation  is due to the willful  misfeasance,  bad faith,  gross  negligence,  or reckless  disregard  in the  performance  of such  party's  duties  and  obligations  under  this
                  Agreement.

(c)      In no event shall the Trust be liable under the  indemnification  provisions  contained in this  Agreement to any individual or entity,  including without  limitation,  the Company, or any Contract owner, with  respect to any  losses,  claims,  damages,  liabilities  or  expenses  that arise out of or result  from  the  failure  by the  Company  to  maintain  its  segregated  asset  account  under applicable  state law and as a duly registered unit investment  trust under the provisions of the
                  1940 Act (unless exempt  therefrom)  or,  subject to compliance by the Designated  Funds with the diversification  requirements  specified  in Article  III, the failure by the Company to maintain its  Contracts  (with  respect  to which any  Designated  Fund  serves as an  underlying  funding vehicle) as life insurance,  endowment or annuity  contracts under  applicable  provisions of the
                  Code.

         (d)      The  Indemnified  Parties will promptly  notify the Trust of the  commencement of any litigation, proceedings,  complaints or actions by  regulatory  authorities  against them in connection  with the issuance or sale of the Contracts or the operation of the Separate Account.
8.4      Indemnification Procedure

         Any person  obligated to provide  indemnification  under this Article VIII  ("Indemnifying  Party" for the purpose of this  Section  8.4) will not be liable  under the  indemnification  provisions  of this Article
         VIII with respect to any claim made against a party  entitled to  indemnification  under this Article VIII
         ("Indemnified  Party" for the purpose of this Section 8.4) if such Indemnified  Party has failed to notify the  Indemnifying  Party in writing  within a  reasonable  time after the  summons  or other  first  legal process giving  information of the nature of the claim will have been served upon such  Indemnified  Party
         (or after such party will have  received  notice of such service on any  designated  agent) but failure to notify  the  Indemnifying  Party of any such  claim  will not  relieve  the  Indemnifying  Party  from any liability  which it may have to the Indemnified  Party against whom such action is brought  otherwise than on account of the  indemnification  provision of this Article VIII,  except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying  Party and such  Indemnifying  Party is  damaged  solely as a result  of  failure  to give  such  notice.  In case any such  action is  brought against  the  Indemnified  Party,  the  Indemnifying  Party will be entitled  to  participate,  at its own expense,  in the  defense  thereof.  The  Indemnifying  Party also will be  entitled to assume the defense thereof,  with counsel  satisfactory to the party named in the action.  After notice from the Indemnifying
         Party to the Indemnified  Party of the Indemnifying  Party's  election to assume the defense thereof,  the
         Indemnified  Party will bear the fees and  expenses  of any  additional  counsel  retained  by it, and the
         Indemnifying  Party will not be liable to such party under this  Agreement for any legal or other expenses subsequently  incurred by such party  independently  in  connection  with the defense  thereof  other than reasonable  costs of  investigation,  unless:  (a) the Indemnifying  Party and the Indemnified  Party will have mutually  agreed to the retention of such  counsel;  or (b) the named parties to any such  proceeding
         (including  any impleaded  parties)  include both the  Indemnifying  Party and the  Indemnified  Party and
         representation  of both  parties by the same  counsel  would be  inappropriate  due to actual or potential differing  interests  between them.  The  Indemnifying  Party will not be liable for any settlement of any proceeding  effected  without its written  consent but if settled with such consent or if there is a final judgment for the plaintiff,  the  Indemnifying  Party agrees to indemnify the  Indemnified  Party from and against  any loss or  liability  by reason of such  settlement  or  judgment.  A  successor  by law of the parties to this  Agreement  will be entitled  to the  benefits of the  indemnification  contained  in this
         Article  VIII.  The  indemnification   provisions   contained  in  this  Article  VIII  will  survive  any
         termination of this Agreement.
8.5      Indemnification for Failure to Comply with Diversification Requirements
         The Trust and the Adviser  acknowledge  that if a Designated  Fund(s) fails (whether  intentionally  or in good faith or  otherwise)  to comply  with the  diversification  requirements  specified  in Article  III,
         Section 3.3 of this Agreement,  the Contracts  consequently  may not be treated as variable  contracts for federal  income tax  purposes,  which would have adverse tax  consequences  for Contract  owners and could also  adversely  affect the Company's  corporate tax liability.  Accordingly,  without in any way limiting the effect of Sections  8.2(a) and 8.3(a) hereof and without in any way limiting or restricting  any other remedies  available to the Company,  the Trust,  the Adviser and the  Distributor  will pay on a joint and several basis all costs  associated  with or arising out of any failure,  or any anticipated or reasonably foreseeable  failure,  of any Designated Fund to comply with Section 3.3 of this Agreement,  including all costs  associated with correcting or responding to any such failure;  such costs may include,  but are not limited to, the costs involved in creating,  organizing,  and  registering a new  investment  company as a funding medium for the Contracts  and/or the costs of obtaining  whatever  regulatory  authorizations  are required  to  substitute  shares of another  investment  company for those of the failed  Designated  Fund
         (including  but not limited to an order  pursuant to Section 26(b) of the 1940 Act);  reasonable  fees and expenses  of legal  counsel  and  other  advisors  to the  Company  and any  federal  income  taxes or tax penalties  (or "toll  charges" or  exactments or amounts paid in  settlement)  reasonably  incurred by the
         Company in  connection  with any such failure or  anticipated  or  reasonably  foreseeable  failure.  Such indemnification  and  reimbursement  obligation  shall be in  addition  to any other  indemnification  and reimbursement obligations of the Trust, the Adviser and/or the Distributor under this Agreement.

                                            ARTICLE IX - APPLICABLE LAW
9.1      This Agreement will be construed and the provisions  hereof  interpreted  under and in accordance with the laws of the State of  Delaware.
9.2      This  Agreement  will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the
         rules and regulations  and rulings  thereunder,  including such exemptions from those statutes,  rules and regulations  as the  Commission  may grant  (including,  but not limited to, the Mixed and Shared  Funding
         Order) and the terms hereof will be interpreted and construed in accordance therewith.

                                              ARTICLE X - TERMINATION
10.1     This Agreement will terminate  automatically in the event of its assignment,  unless made with the written consent of each party, or:
         (a)      at the  option of any party,  with or  without  cause,  with  respect to one,  some or all of the
                  Designated  Funds,  upon six (6)  month's  advance  written  notice to the other  parties  or, if later,  upon receipt of any required  exemptive  relief or orders from the SEC, unless  otherwise agreed in a separate written agreement among the parties; or
         (b)      at the option of the  Company,  upon  written  notice to the other  parties,  with respect to any
                  Designated  Fund if  shares  of the  Designated  Fund are not  reasonably  available  to meet the requirements of the Contracts as determined in good faith by the Company; or
         (c)      at the option of the  Company,  upon  written  notice to the other  parties,  with respect to any
                  Fund in the event any of the  Fund's  shares  are not  registered,  issued or sold in  accordance with  applicable  state and/or  federal law or such law  precludes  the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or
         (d)      at the option of the Trust upon  institution  of formal  proceedings  against  the Company by the
                  NASD,  the  Commission,  the  insurance  commission  of any  state or any other  regulatory  body regarding  the  Company's  duties under this  Agreement or related to the sale of the  Contracts, the  administration of the Contracts,  the operation of the Separate Account,  or the purchase of
                  Trust  shares,  provided  that the Trust  determines  in its  reasonable  judgment  that any such proceeding  would  have a  material  adverse  effect on the  Company's  ability  to  perform  its obligations under this Agreement; or
         (e)      at the option of the Company  upon  institution  of formal  proceedings  against  the Trust,  the
                  Adviser or the  Distributor  by the NASD,  the  Commission  or any state  securities or insurance
                  commission  or  any  other   regulatory  body  regarding  the  Trust's,   the  Advisor's  or  the
                  Distributor's  duties  under  this  Agreement,   or  related  to  the  purchase,   redemption  or
                  distribution  of Trust shares,  provided that the Company  determines in its reasonable  judgment that any such proceeding  would have a material  adverse effect on the Trust's,  the Adviser's or the Distributor's ability to perform its obligations under this Agreement; or
         (f)      at the  option  of  the  Company,  if any  Designated  Fund  ceases  to  qualify  as a  Regulated
                  Investment  Company under Subchapter M of the Code, or under any successor or similar  provision, or if the Company reasonably believes that any Designated Fund may fail to so qualify; or
         (g)      subject to the Company's  compliance with Article II, at the option of the Company,  with respect to any Designated  Fund, if the Designated  Fund fails to meet the  diversification  requirements specified in Section 3.3 hereof or if the Company  reasonably  believes any  Designated  Fund may fail to meet such requirements; or
         (h)      at the  option  of any party to this  Agreement,  upon  another  party's  material  breach of any provision of this Agreement; or
         (i)      at the option of the Company,  if the Company  determines in its sole judgment  exercised in good faith that  either the Trust,  the Adviser or the  Distributor  has  suffered a material  adverse change in its business,  operations or financial  condition  since the date of this  Agreement or is the subject of material  adverse  publicity which is likely to have a material  adverse impact upon the business and  operations of the Company or the Contracts  (including  the sale thereof);
                  or
         (j)      at the option of the Trust,  the  Adviser or the  Distributor,  if the Trust,  the Adviser or the
                  Distributor  respectively,  determines  in its sole  judgment  exercised  in good  faith that the
                  Company  has  suffered  a  material  adverse  change in its  business,  operations  or  financial condition  since the date of this  Agreement  or is the  subject of  material  adverse  publicity which is likely to have a  material  adverse  impact  upon the  business  and  operations  of the
                  Trust, the Adviser or the Distributor; or
         (k)      at the option of the  Company or the Trust upon  receipt of any  necessary  regulatory  approvals and/or the vote of the  Contract  owners  having an  interest  in the  Separate  Account  (or any sub-account)  to  substitute  the  shares of another  investment  company  for the  corresponding
                  Designated  Fund's  shares  in  accordance  with  the  terms of the  Contracts  for  which  those
                  Designated  Fund  shares had been  selected  to serve as the  underlying  portfolio.  The Company will give sixty (60) days' prior  written  notice to the Trust of the date of any  proposed  vote or other action taken to replace shares of the  Designated  Fund or of the filing of any required regulatory approval(s); or
         (1)      at the  option of the  Company  or the Trust  upon a  determination  by a  majority  of the Trust
                  Board,  or a majority of the  disinterested  Trustees,  that a material  irreconcilable  conflict exists among the  interests  of: (1) all Contract  owners of variable  insurance  products of all separate accounts;  or (2) the interests of the Participating  Insurance  Companies  investing in the Trust as set forth in Article VII of this Agreement; or
         (m)      subject to the Trust's  compliance  with Article III, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with  applicable  federal and/or state law, or will not be treated as annuity  contracts,  life insurance  policies and/or variable contracts
                  (as applicable)  under applicable  provisions of the Code, or in the event any  representation or warranty  of the  Company  in  Section  2.1 is no  longer  true.  Termination  will be  effective immediately upon such occurrence without notice.
10.2     Notice Requirement
(a)      In the event that any  termination  of this  Agreement is based upon the  provisions  of Article VII, such prior written  notice will be given in advance of the effective  date of  termination as required by such provisions.
(b)      In the event  that a party to this  Agreement  terminates  the  Agreement  based  upon the  provisions  of
                  Sections  10.1(b)-(h),  prompt  written  notice of the election to terminate  this  Agreement for cause  shall  be  furnished  by the  party  terminating  the  Agreement  to  the  non-terminating party(ies).  The  Agreement  shall be  terminated  effective  upon  receipt of such notice by the non-terminating party(ies).
(c)      In the event  that a party to this  Agreement  terminates  the  Agreement  based  upon the  provisions  of
                  Sections  10.1(i) or (j),  prior written  notice of the election to terminate  this Agreement for cause  shall  be  furnished  by the  party  terminating  the  Agreement  to  the  non-terminating party(ies).  Such prior written  notice shall be given by the party  terminating  this  Agreement to the  non-terminating  party(ies)  at least  sixty  (60)  days  before  the  effective  date of termination.

10.3     Effect of Termination
         Notwithstanding  any termination of this Agreement,  the Trust,  the Adviser and the Distributor  will, at the option of the  Company,  continue to make  available  additional  shares of the Trust  pursuant to the terms and conditions of this  Agreement,  for all Contracts in effect on the effective date of termination of this Agreement  (hereinafter referred to as "Existing  Contracts").  Specifically,  without limitation, the owners of the Existing  Contracts will be permitted to reallocate  investments in the Designated Funds
         (as in effect on such date),  redeem  investments in the Designated  Funds and/or invest in the Designated
         Funds upon the making of additional  purchase  payments  under the Existing  Contracts.  The parties agree that this  Section  10.3 will not  apply to any  terminations  under  Article  VII and the  effect of such
         Article VII terminations will be governed by Article VII of this Agreement.
10.4     Surviving Provisions
         Notwithstanding  any  termination  of this  Agreement,  each  party's  obligations  under  Article VIII to indemnify  other  parties  will  survive and not be  affected by any  termination  of this  Agreement.  In addition,  with respect to Existing Contracts,  all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                                               ARTICLE XI - NOTICES
Any notice will be deemed duly given when sent by certified mail, return receipt  requested,  to the other party at the address of such party set forth below or at such other  address as such party may from time to time  specify in writing to the other  parties.  All notices will be deemed given three (3)  business  days after the date  received or rejected by the addressee:

                  If to the Company:
                  -----------------
                  American Skandia Life Assurance Corporation
                  One Corporate Drive
                  Shelton, Connecticut 08484-0883
                  Attn:

                  If to the Trust:
                  ---------------
                  Gartmore Variable Insurance Trust
                  1200 River Road
                  Conshohocken, Pennsylvania  19428
                  Attn:

                  If to the Adviser:
                  -----------------
                  Gartmore Global Asset Management Trust
                  1200 River Road
                  Conshohocken, Pennsylvania  19428
                  Attn:

                  If to the Distributor:
                  ---------------------
                  Gartmore Distribution Services, Inc.
                  1200 River Road
                  Conshohocken, Pennsylvania  19428
                  Attn:

                                            ARTICLE XII - MISCELLANEOUS
12.1     All persons  dealing with the Trust must look solely to the property of the Trust or the Designated  Funds for the  enforcement  of any claims  against the Trust or the  Designated  Funds as neither the  trustees, officers,  agents or shareholders  assume any personal liability for obligations entered into on behalf of the Trust or the Designated Funds.
12.2     The Trust,  the Adviser and the  Distributor  acknowledge  that the  identities  of the  customers  of the
         Company or any of its  affiliates  (collectively  the  "Protected  Parties"  for  purposes of this Section
         12.2),  information  maintained  regarding  those  customers,  and all computer  programs  and  procedures developed by the Protected  Parties or any of their  employees or agents in connection  with the Company's performance of its duties under this  Agreement are the valuable  property of the Protected  Parties.  The
         Trust,  the  Adviser  and  the  Distributor  agree  that if  they  come  into  possession  of any  list or compilation of the  identities of or other  information  about the Protected  Parties'  customers,  or any other property of the Protected  Parties,  other than such information as may be  independently  developed or  compiled  by the Trust,  the  Adviser and the  Distributor  from  information  supplied to them by the
         Protected  Parties'  customers who also  maintain  accounts  directly with the Trust,  the Adviser and the
         Distributor,  the Trust,  the  Adviser  and the  Distributor  will hold such  information  or  property in confidence and refrain from using,  disclosing or distributing  any of such  information or other property except:  (a) with the Company' s prior  written  consent;  or (b) as required by law or judicial  process.
         The Trust and the  Adviser  acknowledge  that any  breach of the  agreements  in this  Section  12.2 would result in immediate and  irreparable  harm to the  Protected  Parties for which there would be no adequate remedy at law and agree that in the event of such a breach,  the  Protected  Parties  will be  entitled to equitable  relief by way of  temporary  and  permanent  injunctions,  as well as such other  relief as any court of competent jurisdiction deems appropriate.
12.3     The captions in this  Agreement  are included for  convenience  of reference  only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4     This Agreement may be executed  simultaneously in two or more  counterparts,  each of which taken together will constitute one and the same instrument.
12.5     If any provision of this  Agreement  will be held or made invalid by a court  decision,  statute,  rule or otherwise, the remainder of the Agreement will not be affected thereby.
12.6     This  Agreement  will not be assigned by any party  hereto  without the prior  written  consent of all the parties.
12.7     The rights,  remedies and  obligations  contained in this  Agreement are cumulative and are in addition to any and all rights,  remedies and obligations,  at law or in equity, which the parties hereto are entitled to under state and federal law.
12.8     The parties to this  Agreement  acknowledge  and agree that this  Agreement  shall not be exclusive in any respect.
12.9     Each party to this  Agreement  will  cooperate  with each  other  party and all  appropriate  governmental authorities  (including  without limitation the Commission,  the NASD and state insurance  regulators) and will  permit each other and such  authorities  reasonable  access to its books and  records in  connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
12.10    Each party  represents  that the execution  and delivery of this  Agreement  and the  consummation  of the transactions  contemplated  herein have been duly  authorized by all necessary  corporate or trust action, as  applicable,  by such party and when so executed and  delivered  this  Agreement  will be the valid and binding obligation of such party enforceable in accordance with its terms.
12.11    The  Agreement  may  be  amended  by  written   instrument   signed  by  all  parties  to  the  Agreement.
         Notwithstanding  the above,  the parties to this  Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts,  the Separate  Accounts or the Designated
         Funds of the Trust or other applicable terms of this Agreement.

IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                                     AMERICAN SKANDIA I.IFE ASSURANCE
                                                     CORPORATION

                                                     By: ______________________________

                                                     GARTMORE VARIABLE INSURANCE TRUST

                                                     By: ______________________________

                                                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST

                                                     By: ______________________________

                                                     GARTMORE DISTRIBUTION SERVICES, INC.

                                                     By: ______________________________

June xx, 2003                                                                                               Page 1 of 1
                                              PARTICIPATION AGREEMENT
                                                    SCHEDULE A

The following  Separate  Accounts and  Associated  Contracts of American  Skandia Life  Assurance  Corporation  are
permitted in accordance with the provisions of this Agreement to invest in Funds of the Trust shown in Schedule B:
NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B
CONTRACT(S):

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account Q
CONTRACT(S):

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account F
CONTRACT(S):

                                              PARTICIPATION AGREEMENT
                                                    SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Designated Funds of the Trust.

                                       Gartmore GVIT Developing Markets Fund

                                              PARTICIPATION AGREEMENT
                                                    SCHEDULE C
                                              PROXY VOTING PROCEDURES

The following is a list of procedures  and  corresponding  responsibilities  for the handling of proxies and voting instructions  relating  to  the  Trust.  The  defined  terms  herein  shall  have  the  meanings  assigned  in  the
Participation  Agreement  except that the term "Company"  shall also include the department or third party assigned by the Company to perform the steps delineated below.

1.       The proxy  proposals  are given to the  Company by the Trust as early as  possible  before the date set by the Trust for the  shareholder  meeting to enable the Company to consider and prepare for the  solicitation of voting  instructions  from  owners  of the  Contracts  and  to  facilitate  the  establishment  of  tabulation procedures.  At this time the Trust will  inform the Company of the Record,  Mailing and Meeting  dates.  This will be done verbally approximately two months before meeting.

2.       Promptly  after the Record  Date,  the Company will perform a "tape run",  or other  activity,  which will generate the names,  addresses and number of units which are  attributed  to each contract  owner/policyholder
     (the  "Customer")  as of the Record Date.  Allowance  should be made for account  adjustments  made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy  statements is determined by the  activities  described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust,  as soon as possible,  but no later than two weeks after the Record Date.

3.       The Trust's  Annual  Report must be sent to each  Customer by the Company  either  before or together with the Customers' receipt of voting,  instruction  solicitation  material. The Trust will provide the last Annual
     Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4.       The text and format for the Voting  Instruction  Cards  ("Cards"  or "Card") is provided to the Company by the Trust.  The Company,  at its expense,  shall produce and personalize  the Voting  Instruction  Cards.  The
     Trust or its  affiliate  must approve the Card before it is printed.  Allow  approximately  2-4 business  days for printing information on the Cards.  Information commonly found on the Cards includes:

|X|      name (legal name as found on account registration)
|X|      address
|X|      Trust or account number
|X|      coding to state number of units
|X|      individual  Card number for use in tracking and  verification of votes (already on Cards as printed by the
                  Trust).

     (This and related steps may occur later in the chronological  process due to possible  uncertainties  relating to the proposals.)

5.       During  this  time,  the  Trust  will  develop,  produce  and pay for the  Notice  of Proxy  and the Proxy
     Statement (one  document).  Printed and folded  notices and  statements  will be sent to Company for insertion into  envelopes  (envelopes  and return  envelopes  are  provided  and paid for by the  Company).  Contents of envelope sent to Customers by the Company will include:

|X|      Voting Instruction Card(s)
|X|      one proxy notice and statement (one document)
|X|      return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
|X|      "urge  buckslip"  - optional,  but  recommended.  (This is a small,  single  sheet of paper that  requests
                  Customers  to vote as quickly as  possible  and that  their vote is  important.  One copy will be supplied by the Trust.)
|X|      cover letter - optional, supplied by Company and reviewed and approved in advance by the Trust

6.       The above  contents  should be received by the Company  approximately  3-5 business days before mail date.
     Individual  in  charge at  Company  reviews  and  approves  the  contents  of the  mailing  package  to ensure correctness and completeness.  Copy of this approval sent to the Trust.

7.       Package mailed by the Company.
     *   The Trust must allow at least a 15-day  solicitation  time to the  Company  as the  shareowner.  (A 5-week period is  recommended.)  Solicitation  time is  calculated  as calendar  days from (but NOT  including,)  the meeting, counting backwards.

8.       Collection  and  tabulation  of Cards  begins.  Tabulation  usually  takes place in another  department or another  vendor  depending on process  used.  An often used  procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note:  Postmarks  are not  generally  needed.  A need for  postmark  information  would be due to an insurance company's internal procedure and has not been required by the Trust in the past.

9.       Signatures on Card checked against legal name on account registration which was printed on the Card.
     Note:  For Example,  if the account  registration  is under "John A. Smith,  Trustee,"  then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.      If Cards are  mutilated,  or for any reason are illegible or are not signed  properly,  they are sent back to Customer with an  explanatory  letter and a new Card and return  envelope.  The mutilated or illegible Card is  disregarded  and considered to be NOT RECEIVED for purposes of vote  tabulation.  Any Cards that have been
     "kicked out" (e.g.  mutilated,  illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system.  Any questions on those Cards are usually remedied individually.

11.      There are various  control  procedures  used to ensure  proper  tabulation  of votes and  accuracy of that tabulation.  The most  prevalent  is to sort the Cards as they first  arrive into  categories  depending  upon their vote; an estimate of how the vote is progressing  may then be calculated.  If the initial  estimates and the  actual  vote do not  coincide,  then an  internal  audit of that vote  should  occur.  This may  entail a recount.

12.      The actual  tabulation of votes is done in units which is then converted to shares.  (It is very important that the Trust  receives  the  tabulations  stated in terms of a  percentage  and the number of  SHARES.)  The
     Trust must review and approve tabulation format.

13.      Final  tabulation  in shares is  verbally  given by the Company to the Trust on the morning of the meeting not later than 10:00 a.m.  Eastern  time.  The Trust may  request an earlier  deadline  if  reasonable  and if required to calculate the vote in time for the meeting.

14.      A Certification  of Mailing and  Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

15.      The  Company  will be required to box and archive  the Cards  received  from the  Customers.  In the event that any vote is  challenged or if otherwise  necessary for legal,  regulatory,  or accounting  purposes,  the
     Trust will be permitted reasonable access to such Cards.

16.      All approvals and "signing-off' may be done orally, but must always be followed up in writing.